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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 April 13, 2001
               (Date of Report (Date of earliest event reported))

                               MBT FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                                    Michigan
                 (State or other jurisdiction of incorporation)

                                    000-30973
                            (Commission File Number)

                                   38-3516922
                     (I.R.S. Employer Identification Number)

                              102 East Front Street
                             Monroe, Michigan 48161
          (Address of principal executive offices, including zip code)

                                 (734) 241-3431
              (Registrant's telephone number, including area code)

                                [not applicable]
          (Former name or former address, if changed since last report)


ITEM 9.  REGULATION FD DISCLOSURE

On April 13, 2001, MBT Financial Corp. released the following press release:

              MBT FINANCIAL CORP. ANNOUNCES FIRST QUARTER EARNINGS
                                  (UNAUDITED)

Monroe, Michigan---MBT Financial Corp. (OTC Bulletin Board: MBTF) announced today that its earnings for the quarter ended March 31, 2001 were $3,453,000. This represents a decrease of 34% compared to the first quarter of 2000. Returns on average


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common equity and average assets for the first quarter were 9.0% and 1.0%, respectively, compared to 15.0% and 1.7% for the first quarter of 2000.

Earnings for the quarter were negatively impacted by the decision to record a $4,400,000 provision for loan losses, compared to the provision of $1,798,000 in the fourth quarter of 2000. Ronald D. LaBeau, President, commented, "The increased provision for loan losses is in response to an ongoing evaluation of our existing loan portfolio and growing concern in the banking industry that the general economy may be weakening."

The allowance for loan losses has increased to $12,999,000, or 1.5% of total loans, compared to $10,600,000, or 1.3% of total loans at December 31, 2000. The ratio of non performing assets to total assets was 2.2% at March 31, 2001 and 1.5% at December 31, 2000.

LaBeau added, "We hope the much discussed soft landing of the economy will prove to be a reality. In the meantime, management and the Board of Directors pledge to continue to diligently monitor the assets of the bank in order to best serve the interests of our shareholders and customers."

The company also will pay its quarterly dividend of eleven (11) cents per share on Monday April 16, 2001 to all common shareholders of record as of March 23, 2001.

MBT Financial Corp. is the holding company for Monroe Bank & Trust. The bank operates 22 full service offices and 33 ATMs in Southeastern Michigan, and offers Internet banking services through its web site, www.mbandt.com.

Forward-Looking Statements

This news release may be deemed to include forward-looking statements such as statements relating to financial goals, business outlook and credit quality. Actual results could differ materially from those indicated by these statements due to a variety of factors, including those related to the economic environment in the market areas in which the company operates, credit risk management, asset/liability management and the availability of and costs associated with sources of liquidity.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MBT FINANCIAL CORP.


                                              /s/ Ronald D. LaBeau
                                              President
Date: April 13, 2001